 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 10, 1996

                                                REGISTRATION NO. 333-16869
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 -------------

                             AMENDMENT NO. 2

                                    TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                 -------------

   CROWN CORK & SEAL          CROWN CORK & SEAL           CROWN CORK & SEAL
     COMPANY, INC.               FINANCE PLC                   FINANCE
     (EXACT NAME OF             (EXACT NAME OF              (EXACT NAME OF
REGISTRANT AS SPECIFIED    REGISTRANT AS SPECIFIED     REGISTRANT AS SPECIFIED
    IN ITS CHARTER)            IN ITS CHARTER)             IN ITS CHARTER)

      PENNSYLVANIA              UNITED KINGDOM                  FRANCE
    (STATE OR OTHER            (STATE OR OTHER             (STATE OR OTHER
    JURISDICTION OF            JURISDICTION OF             JURISDICTION OF
    INCORPORATION OR           INCORPORATION OR            INCORPORATION OR
     ORGANIZATION)              ORGANIZATION)               ORGANIZATION)

       23-1526444               NOT APPLICABLE              NOT APPLICABLE
    (I.R.S. EMPLOYER           (I.R.S. EMPLOYER            (I.R.S. EMPLOYER
  IDENTIFICATION NO.)        IDENTIFICATION NO.)         IDENTIFICATION NO.)

                                DOWNSVIEW ROAD               LE COLISEE I

                               WANTAGE, OXON UK             RUE FRUCTIDOR
  9300 ASHTON ROAD                 OX12 9BL
  PHILADELPHIA, PA             44-123-577-2929          75830 PARIS CEDEX 17,
       19136                                                 FRANCE

     (215) 698-5100        (ADDRESS, INCLUDING ZIP      33-1-49-18-40-00
                             CODE, AND TELEPHONE       (ADDRESS, INCLUDING ZIP
                            NUMBER, INCLUDING AREA       CODE, AND TELEPHONE
(ADDRESS, INCLUDING ZIP     CODE, OF REGISTRANT'S       NUMBER, INCLUDING AREA
  CODE, AND TELEPHONE        PRINCIPAL EXECUTIVE        CODE, OF REGISTRANT'S
 NUMBER, INCLUDING AREA            OFFICES)              PRINCIPAL EXECUTIVE
 CODE, OF REGISTRANT'S                                         OFFICES)
  PRINCIPAL EXECUTIVE
        OFFICES)

                                 -------------

                         RICHARD L. KRZYZANOWSKI, ESQ.
                        CROWN CORK & SEAL COMPANY, INC.
                               9300 ASHTON ROAD
                            PHILADELPHIA, PA 19136
                                (215) 698-5208
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                  COPIES TO:

      THOMAS A. RALPH, ESQ.                   JOHN W. WHITE, ESQ.
     WILLIAM G. LAWLOR, ESQ.                CRAVATH, SWAINE & MOORE
     DECHERT PRICE & RHOADS                    825 EIGHTH AVENUE
    4000 BELL ATLANTIC TOWER,                  NEW YORK, NY 10019
        1717 ARCH STREET                         (212) 474-1000
   PHILADELPHIA, PA 19103-2793
         (215) 994-4000

                                 -------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.

  If the only securities being registered on this Form are offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                 -------------

  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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


  This Registration Statement, as amended, also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 33-56965 of Crown Cork & Seal Company, Inc., which was declared effective on January 9, 1995. Such Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act. Pursuant to Rule 429 under the Securities Act, the Prospectus filed as part of this Registration Statement also constitutes a Prospectus for Registration Statement No. 33-56965. The $200,000,000 in Debt Securities remaining unsold from Registration Statement No. 33-56965 will be combined with the $1,300,000,000 aggregate amount of Debt Securities to be registered pursuant to this Registration Statement to enable the Registrants to offer an aggregate amount of $1,500,000,000 pursuant to the combined Prospectus; provided that $200,000,000 of Debt Securities may be offered only by Crown Cork & Seal Company, Inc.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth the expenses of issuance and distribution estimated* to be incurred in connection with the issuance and distribution of the securities registered hereby, other than underwriting discounts and commissions:

   SEC registration fee.............................................   $393,939
   Rating agencies' fees............................................    330,000
   Trustee's fees...................................................     90,000
   Printing expenses................................................    150,000
   Legal fees and expenses..........................................    125,000
   Accountants' fees and expenses...................................     25,000
   Blue Sky fees and expenses.......................................          0
   Miscellaneous....................................................     50,000
                                                                     ----------
     Total.......................................................... $1,163,939

--------
* All items estimates except for SEC registration fee.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Under the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL"), Pennsylvania corporations, such as Crown Cork & Seal Company, Inc. (the "Company"), have the power to indemnify any person acting as a representative of the corporation against liabilities incurred in such capacity provided certain standards are met, including good faith and the belief that the particular action or failure to take action is in the best interests of the corporation. In general, this power to indemnify does not exist in the case of actions against any person by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless a court determines that despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses that the court deems proper. A corporation is required to indemnify representatives of the corporation against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. In all other cases, if a representative of the corporation acted, or failed to act, in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary, except as may be otherwise provided by a corporation's bylaws, agreement, vote of shareholders or disinterested directors or otherwise. Indemnification so otherwise provided may not, however, be made if the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Expenses (including attorney's fees) incurred in defending any such action may be paid by the corporation in advance of the final disposition of the action upon receipt of an undertaking by or on behalf of the representative to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation.

  Section 1746 of the PBCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any bylaw provision, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

  The Company's Bylaws provide that the Company shall indemnify to the fullest extent permitted by applicable law any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Company, against all liability, loss and expense (including attorney's fees and amounts paid in settlement) actually and reasonably incurred by such person in connection with such proceeding, whether or not the indemnified liability arises or arose from any proceeding by or in the right of the Company. The Company's Bylaws also provide that expenses incurred by a director or officer in defending (or acting as a witness in) a proceeding may (and, following a "change in control of the Company" shall) be paid by the Company in advance of the final disposition of such proceeding, subject to the provisions of applicable law, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company under applicable law. Additionally, the Company's Bylaws limit directors' personal liability for monetary damages for any action taken, or any failure to take any action, unless (1) the director has breached or failed to perform the duties of his or her office under the PBCL's standard of care and justifiable reliance provisions and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. However, these provisions do not apply to the responsibility or liability of a director pursuant to any criminal statute or for the payment of taxes pursuant to local, state or federal law. The Company has purchased directors and officers' liability insurance covering certain liabilities which may be incurred by the officers and directors of the Registrant in connection with the performance of their duties.

  The above provisions of the Company's Bylaws provide for indemnification of (but not advancement of expenses to) directors and officers of subsidiaries of the Company, such as Crown Cork & Seal Finance PLC and Crown Cork & Seal Finance S.A., to the same extent as directors and officers of the Company. In addition, the Articles of Association of Crown Cork & Seal Finance PLC provide that, subject to applicable law, every director and officer shall be entitled to be indemnified out of its assets against all costs, charges, losses, expenses and liabilities incurred or sustained by him in the execution and discharge of his duties or otherwise in relation thereto. With respect to Crown Cork & Seal Finance S.A., French company law does not allow companies to indemnify directors and officers (directeurs generaux) in their capacity as directors and officers, respectively.

ITEM 16. EXHIBITS

  The Exhibit Index appearing on page II-9 is hereby incorporated by reference.

ITEM 17. UNDERTAKINGS

  The undersigned Registrants hereby undertake:

    (1) (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

  provided, however, that the undertakings set forth in paragraphs (i) and
  (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

    (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (d) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offing. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

    (2) For purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions described in Item 15 above, the Registrants have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer, or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    (4)(a) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant indicated below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on December 10, 1996.

                                         Crown Cork & Seal Company, Inc.

                                                   /s/ William J. Avery
                                         By:
                                             ----------------------------------
                                           Name: William J. Avery
                                           Title: Chairman of the Board and
                                                  Chief Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 10, 1996.

             SIGNATURES                                     TITLE

        /s/ William J. Avery                         Chairman of the
------------------------------------
          WILLIAM J. AVERY                            Board and Chief
                                                      Executive Officer
                                                      (Principal
                                                      Executive Officer)

      /s/ Alan W. Rutherford                         Executive Vice
------------------------------------
         ALAN W. RUTHERFORD                           President, Chief
                                                      Financial Officer
                                                      and Director
                                                      (Principal
                                                      Financial Officer)

     /s/ Timothy J. Donahue                          Vice President and
------------------------------------
         TIMOTHY J. DONAHUE                           Controller
                                                      (Principal
                                                      Accounting
                                                      Officer)

               *                                           Director
------------------------------------
          HENRY E. BUTWEL

                                                           Director
               *
------------------------------------
          CHARLES F. CASEY


             SIGNATURES                              TITLE

                                                     Director
               *
------------------------------------
         FRANCIS X. DALTON

                                                     Director
               *
------------------------------------
           GUY DE WOUTERS

                                                     Director
               *
------------------------------------
        CHESTER C. HILINSKI

                                                     Director
               *
------------------------------------
      RICHARD L. KRZYZANOWSKI

                                                     Director
               *
------------------------------------
      JOSEPHINE C. MANDEVILLE

                                                     Director
               *
------------------------------------
         MICHAEL J. MCKENNA

                                                     Director
               *
------------------------------------
          FELIX G. ROHATYN

                                                     Director
               *
------------------------------------
         JEAN-PIERRE ROSSO

                                                     Director
               *
------------------------------------
         J. DOUGLASS SCOTT

                                                     Director
               *
------------------------------------
      ERNEST-ANTOINE SEILLIERE


             SIGNATURES


                                                     TITLE

                                                     Director
               *
------------------------------------
         ROBERT J. SIEBERT

                                                     Director
               *
------------------------------------
         HAROLD A. SORGENTI

      /s/ William J. Avery
*By: _______________________________

 WILLIAM J. AVERY ATTORNEY-IN-FACT

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant indicated below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on December 10, 1996.

                                         Crown Cork & Seal Finance PLC


                                         By:      /s/ Alan W. Rutherford
                                             ----------------------------------
                                         Name: Alan W. Rutherford
                                         Title: Managing Director

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 10, 1996.


             SIGNATURES
                                                        TITLE

       /s/ Alan W. Rutherford                        Managing Director
------------------------------------                  (Principal
         ALAN W. RUTHERFORD                           Executive,
                                                      Financial and
                                                      Accounting
                                                      Officer)


        /s/ Craig R.L. Calle                         Director
------------------------------------
          CRAIG R.L. CALLE

                                                     Authorized Representative
Crown Cork & Seal Company, Inc.                       in the United States




By:     /s/ Alan W. Rutherford
    --------------------------------
    Name: Alan W. Rutherford
    Title: Executive Vice President
           and Chief Financial Officer

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant indicated below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, Republic of France, on December 10, 1996.

                                         Crown Cork & Seal Finance S.A.


                                         By: /s/ Bernard Rolley
                                            -----------------------------------
                                         Name: Bernard Rolley
                                         Title: Chairman and Chief Executive
                                                Officer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 10, 1996.

             SIGNATURES
                                                        TITLE

         /s/ Bernard Rolley                       Chairman and Chief
------------------------------------               Executive Officer
             BERNARD ROLLEY                        (Principal
                                                   Executive Officer)


       /s/ Alan W. Rutherford                     Chief Financial Officer
------------------------------------               and Director (Principal
           ALAN W. RUTHERFORD                      Financial and
                                                   Accounting Officer)


         /s/ Peter Collier                        Director
------------------------------------
             PETER COLLIER

       /s/ Timothy J. Donahue                     Director
------------------------------------
           TIMOTHY J. DONAHUE

Crown Cork & Seal Company, Inc.                   Authorized Representative
                                                   in the United States


By: /s/ Alan W. Rutherford
   ---------------------------------
    Name: Alan W. Rutherford
    Title: Executive Vice President
           and Chief Financial Officer

                               INDEX TO EXHIBITS

 EXHIBIT                                                          SEQUENTIALLY
 NUMBER                        DESCRIPTION                        NUMBERED PAGE
 -------                       -----------                        -------------
  1.1    Form of Underwriting Agreement.
  4.1    Form of Indenture, including form of Debt Security.*
  4.2    Form of Bearer Security Depositary Agreement.
  5.1    Opinion of Dechert Price & Rhoads.
  5.2    Opinion of Titmuss Sainer Dechert.
  5.3    Opinion of Jeantet et Associes.
 12.1    Computation of Ratio of Earnings to Fixed Charges.*
 23.1    Consent of Price Waterhouse LLP.*
 23.2    Consent of Arthur Andersen LLP, Befec-Price
         Waterhouse, Claude Chevalier and Salustro Reydel.*
 23.3    Consent of Dechert Price & Rhoads (included in Exhibit
         5.1).
 23.4    Consent of Titmuss Sainer Dechert (included in Exhibit
         5.2).
 23.5    Consent of Jeantet & Associes (included in Exhibit
         5.3).
 24.1    Powers of Attorney.*
 25.1    Form T-1 Statement of Eligibility and Qualification of
         The Bank of New York, as Trustee, under the Trust
         Indenture Act of 1939, as amended.*

*  Previously filed.